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                                                                     EXHIBIT 4.5


                        [FORM OF FACE OF WARRANT CERTIFICATE]


No. W                                       ______________ (_________) Warrants

VOID AFTER _______________, 2006


                           REDEEMABLE WARRANT CERTIFICATE
                           FOR PURCHASE OF COMMON STOCK OF
                              KAIRE INTERNATIONAL, INC.,
                                A DELAWARE CORPORATION


     This certifies that FOR VALUE RECEIVED ___________________ or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.01 par value, of Kaire International, Inc., a Delaware corporation, at any time between ___________, 1998 and __________, 2004, provided, however, that prior to
___________, 2000, the Warrants will be exercisable only if May Davis Group, Inc. (the "Underwriter") has consented in writing to all of the Company's Warrants being exercisable and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Securities Transfer & Trust, Inc. as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $6.60 per share (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to the Warrant Agent.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated as of __________________, 1998, by and between the Company and the Warrant Agent.

     In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

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     Each Warrant represented hereby is exercisable at the option of the
Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

     The term "Expiration Date" shall mean 3:00 p.m. Denver time or 5:00 p.m. New York time (the "Expiration Time") on ______________, 2004, or such earlier date as the Warrants shall be redeemed. If such date shall in the State of Colorado be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall be the next day which in the State of Colorado is not a holiday nor a day in which banks are authorized to close.

     The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment together with any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

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     At any time that this Warrant is exercisable, it may be redeemed at the option of the Company, at a Redemption Price of $0.05 per Warrant, provided that the average closing bid price of the Company's Common Stock for a period of 20 consecutive trading days immediately prior to the date on which notice of redemption is given, shall have exceeded $10.00 per share. Notice of redemption shall be mailed within ten (10) days after the end of such period and be given not later than the thirtieth (30th) day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $0.05 per Warrant upon surrender of this Certificate.

     Warrantholders will be entitled to exercise Warrants at any time up to the business day next preceding the redemption date. The Warrants may not be redeemed unless at the time of redemption there is a current prospectus encompassing the shares of Common Stock issuable upon exercise of such Warrants under an effective registration statement.

WARRANT AGREEMENT AND EXCHANGE OF WARRANTS

     The Warrant Agreement contains provisions permitting the Company and the Warrant Agent, without the consent of the Warrantholders, to supplement or amend the Warrant Agreement in order to cure any ambiguity or defect or to make any other provisions in regard to matters or questions arising thereunder that the Company and the Warrant Agent may deem necessary or desirable and that does not adversely affect the interests of the Warrantholders. At that same time, the Company will exchange with the Warrantholders, which purchased ___________ Warrants in a private placement, printed warrant certificates for the typewritten format certificates delivered to the private placement purchasers.

     Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

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     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two (2) of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.



Dated: ________________, 1998



                                   KAIRE INTERNATIONAL, INC.



                              By:
                                   --------------------------------
                                   Robert L. Richards,
                                   Chief Executive Officer



                              By:
                                   --------------------------------
                                   Mark D. Woodburn, Secretary


[seal]


Countersigned:


AMERICAN SECURITIES TRANSFER
   & TRUST, INC.



By:
   ---------------------------
   Authorized Officer

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                       [FORM OF REVERSE OF WARRANT CERTIFICATE]


                              KAIRE INTERNATIONAL, INC.


                                  SUBSCRIPTION FORM

                       To Be Executed by the Registered Holder
                            in Order to Exercise Warrants


     The undersigned Registered Holder hereby irrevocably elects to exercise ______________ (________________) Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of


              PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                             ---------------------------

                             ---------------------------

                             ---------------------------

                             ---------------------------


                       [please print or type name and address]

and be delivered to

                             ---------------------------

                             ---------------------------

                             ---------------------------


                       [please print or type name and address]

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.





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     The undersigned represents that the exercise of the within Warrant was solicited by



                                   -------------------------------
                                   (Indicate the name of solicit-
                                   ing broker)


Dated:                             -------------------------------
       ---------------------       Signature


                                   -------------------------------
                                   Street Address


                                   -------------------------------
                                   City, State and Zip Code


                                   -------------------------------
                                   Taxpayer ID Number


                                   Signature Guaranteed:


                                   -------------------------------





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                                      ASSIGNMENT

                       To Be Executed by the Registered Holder
                             in Order to Assign Warrants


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

              PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                           -------------------------------

                           -------------------------------

                           -------------------------------

                           -------------------------------


                       [please print or type name and address]


___________________________ (________________) of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints _________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.



Dated:
        -------------------        -------------------------------


                                   Signature Guaranteed:


                                   _______________________________


                THE SIGNATURE MUST BE GUARANTEED BY A MEDALLION BANK.